UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 19, 2008

NovaMed, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26625	36-4116193
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 North Michigan Avenue, Suite 1620, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 664-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Section 409A Amendments

During 2008, the Compensation Committee of the Board of Directors of NovaMed, Inc. (the “Company”) initiated a review of the Company’s employment agreements to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).

As a result of the foregoing review, on December 19, 2008 the Company amended and restated the employment agreements with Thomas S. Hall, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors, and Scott T. Macomber, Executive Vice President and Chief Financial Officer of the Company.

The Compensation Committee determined to take these actions in order to comply with Section 409A. Each agreement was modified to reflect the provisions of Section 409A, including imposing a six-month delay on distributions upon “separation from service” unless permitted exceptions apply.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits
	Exhibit Number	Title

	10.1	Amended and Restated Employment Agreement dated December 19, 2008 with Thomas S. Hall

	10.2	Amended and Restated Employment Agreement dated December 19, 2008 with Scott T. Macomber

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaMed, Inc.

Dated: December 19, 2008	By:	/s/ Scott T. Macomber
Scott T. Macomber Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Title

10.1	Amended and Restated Employment Agreement dated December 19, 2008 with Thomas S. Hall

10.2	Amended and Restated Employment Agreement dated December 19, 2008 with Scott T. Macomber